GOLD KING CORP.

(FORMERLY KNOWN AS U.S. GOLD CORP.)

CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2017 AND 2016

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

of Gold King Corp. (Formerly Known As U.S. Gold Corp.)

We have audited the accompanying consolidated balance sheets of Gold King Corp. (the “Company”), formerly known as U.S. Gold Corp., as of April 30, 2017 and 2016, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gold King Corp., formerly known as U.S. Gold Corp., as of April 30, 2017 and 2016 , and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/ss/ Marcum LLP

Marcum llp

New York, NY
July 31, 2017

F-2

GOLD KING CORP. AND SUBSIDIARY

(FORMERLY KNOWN AS U.S. GOLD CORP.)

CONSOLIDATED BALANCE SHEETS

	April 30,
	2017	2016

ASSETS
CURRENT ASSETS:
Cash	$6,820,623	$305,661
Note receivable	250,000	-
Prepaid expenses	198,151	14,817

Total Current Assets	7,268,774	320,478

NON - CURRENT ASSETS:
Reclamation bond deposit	41,301	-
Mineral rights	4,120,623	3,091,738

Total Non - Current Assets	4,161,924	3,091,738

Total Assets	$11,430,698	$3,412,216

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$178,050	$93,242
Note payable - related party
Note payable - related party	-	285,000
Due to a related party	-	123,624

Total Liabilities	180,481	544,332

Commitments and Contingencies

STOCKHOLDERS’ EQUITY :
Preferred stock, $0.0001 par value; 50,000,000 authorized Convertible Series A Preferred stock ($0.0001 Par Value; 23,000 Shares Authorized; 22,334 and 20,000 issued and outstanding as of April 30, 2017 and 2016)	2	2
Convertible Series B Preferred stock ($0.0001 Par Value; 600,000 Shares Authorized;560,015 and no issued and outstanding as of April 30, 2017 and 2016)	56	-
Convertible Series C Preferred stock ($0.0001 Par Value; 5,500,000 Shares Authorized; 5,428,293 and no issued and outstanding as of April 30, 2017 and 2016)	543	-
Common stock ($0.0001 Par Value; 200,000,000 Shares Authorized; 10,300,000 and 2,500,000 shares issued and outstanding as of April 30, 2017 and 2016)	1,030	250
Additional paid-in capital	15,818,643	3,289,228
Accumulated deficit	(4,570,057)	(421,596)

Total Stockholders’ Equity	11,250,217	2,867,884

Total Liabilities and Stockholders’ Equity	$11,430,698	$3,412,216

See the accompanying notes are integral part of the consolidated financial statements.

F-3

GOLD KING CORP. AND SUBSIDIARY

(FORMERLY KNOWN AS U.S. GOLD CORP.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year	For the Year
	Ended	Ended
	April 30, 2017	April 30, 2016

Net revenues	$-	$-

Operating expenses:
Compensation and related taxes - administrative	1,072,509	260,417
Exploration costs	1,368,044	-
Professional fees - administrative	1,442,477	80,901
General and administrative expenses	262,237	65,409

Total operating expenses	4,145,267	406,727

Loss from operations	(4,145,267)	(406,727)

Other income (expense):
Interest income	1,048	-
Interest expense - related party	(4,242)	(468)

Total other expense	(3,194)	(468)

Loss before provision for income taxes	(4,148,461)	(407,195)

Provision for income taxes	-	-

Net loss	$(4,148,461)	$(407,195)

Net loss per common share, basic and diluted	$(0.42)	$(3.42)

Weighted average common shares outstanding - basic and diluted	9,778,492	118,933

See the accompanying notes are integral part of the consolidated financial statements.

F-4

GOLD KING CORP. AND SUBSIDIARY

(FORMERLY KNOWN AS U.S. GOLD CORP.)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Years Ended April 30, 2017 and 2016

	Preferred Stock - Series A $0.0001		Preferred Stock - Series B $0.0001		Preferred Stock - Series C		Common Stock		Additional		Total
	Par Value		Par Value		$0.0001 Par Value		$0.0001 Par Value		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, April 30, 2014	-	$-	-	$-	-	$-	-	$-	$-	$-	$-

Issuance of common stock to a related party for cash	-	-	-	-	-	-	5,000	-	1,525,000	-	1,525,000

Issuance of common stock for the acquisition of mineral rights	-	-	-	-	-	-	5,000	1	1,499,999	-	1,500,000

Stockholder’s capital contribution	-	-	-	-	-	-	-	-	2,240	-	2,240

Net loss	-	-	-	-	-	-	-	-	-	(14,401)	(14,401)

Balance, April 30, 2015	-	$-	-	$-	-	$-	10,000	$1	$3,027,239	$(14,401)	$3,012,839

Cancellation of common stock in exchange of preferred stock	20,000	2	-	-	-	-	(10,000)	(1)	(1)	-	-

Stockholder’s capital contribution	-	-	-	-	-	-	-	-	12,240	-	12,240

Issuance of common stock for services	-	-	-	-	-	-	2,500,000	250	249,750	-	250,000

Net loss	-	-	-	-	-	-	-	-	-	(407,195)	(407,195)

Balance, April 30, 2016	20,000	2	-	-	-	-	2,500,000	250	3,289,228	(421,596)	2,867,884

Issuance of preferred stock for cash	-	-	560,015	56	5,428,293	543	-	-	10,865,227	-	10,865,826

Issuance of preferred stock for services	2,334	-	-	-	-	-	-	-	700,000	-	700,000

Issuance of common stock for the acquisition of mineral rights	-	-	-	-	-	-	5,550,000	555	554,445	-	555,000

Issuance of common stock for services	-	-	-	-	-	-	2,250,000	225	224,775	-	225,000

Grant of stock options for the acquisition of mineral rights	-	-	-	-	-	-	-	-	184,968	-	184,968

Net loss	-	-	-	-	-	-	-	-	-	(4,148,461)	(4,148,461)

Balance, April 30, 2017	22,334	$2	560,015	$56	5,428,293	$543	10,300,000	$1,030	$15,818,643	$(4,570,057)	$11,250,217

See the accompanying notes are integral part of the consolidated financial statements.

F-5

GOLD KING CORP. AND SUBSIDIARY

(FORMERLY KNOWN AS U.S. GOLD CORP.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year	For the Year
	Ended	Ended
	April 30, 2017	April 30, 2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,148,461)	$(407,195)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	912,500	250,000
Changes in operating assets and liabilities:
Prepaid expenses	(170,834)	(12,317)
Reclamation bond deposit	(41,301)	-
Accounts payable and accrued liabilities	84,808	93,242
Accounts payable and accrued liabilities - related parties	(40,035)	42,466

NET CASH USED IN OPERATING ACTIVITIES	(3,403,323)	(33,804)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in note receivable	(250,000)	-
Acquisition of mineral rights	(288,917)	-

NET CASH USED IN INVESTING ACTIVITIES	(538,917)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Stockholder’s capital contribution	-	12,240
Repayments to related party for advances	(123,624)	-
Issuance of preferred stock, net of issuance cost	10,865,826	-
Proceeds from issuance of note payable - related party	(285,000)	285,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	10,457,202	297,240

NET INCREASE IN CASH	6,514,962	263,436

CASH - beginning of year	305,661	42,225

CASH - end of year	$6,820,623	$305,661

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$4,242	$-
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock for the acquisition of mineral rights	$555,000	$-
Grant of stock options for the acquisition of mineral rights	$184,968	$-
Issuance of common stock for future services	$12,500	$-

See the accompanying notes are integral part of the consolidated financial statements.

F-6

GOLD KING CORP. AND SUBSIDIARY

(FORMERLY KNOWN AS U.S. GOLD CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2017 AND 2016

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization

Gold King Corp., formerly known as U.S. Gold Corp., (the “Company”) was incorporated under the laws of the State of Nevada on February 14, 2014 under the name of CK Mining Corp. On March 8, 2016, the Company’s corporate name was changed to U.S. Gold Corp. On June 9, 2017, the Company filed a certificate of amendment to its articles of incorporation with the Secretary of State of Nevada in order to change its name to Gold King Corp.

The Company is a gold and precious metals exploration company pursuing exploration and development opportunities primarily in Nevada and Wyoming. None of the Company’s properties contain proven and probable reserves, and all of the Company’s activities on all of its properties are exploratory in nature.

A wholly-owned subsidiary, U.S. Gold Acquisition, Inc., a Nevada corporation, was formed by the Company on April 22, 2016.

On May 31, 2016, the Board of Directors of the Company approved a forward stock split of the Company’s Common Stock at a ratio of 5-for-1 (the “Forward Stock Split”) including shares issuable upon conversion of the Company’s outstanding convertible securities. All share and per share values of the Company’s common stock for all periods presented in the accompanying financial statements are retroactively restated for the effect of the Forward Stock Split in accordance with Staff Accounting Bulletin 4C.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Liquidity

The financial statements are prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) and present the consolidated financial statements of the Company and its wholly-owned subsidiary as of April 30, 2017 and 2016 and for the years then ended. In the preparation of the consolidated financial statements of the Company, intercompany transactions and balances have been eliminated.

As reflected in the accompanying financial statements, the Company had a net loss and used cash in its operations of approximately $4.1 million and $3.4 million, respectively, for the year ended April 30, 2017. Additionally, the Company had an accumulated deficit of approximately $4.6 million at April 30, 2017. These factors raised substantial doubt about the Company’s ability to continue as a going concern. The Company took steps to mitigate these factors by completing private placements to several investors for the sale of the Company’s Series B and Series C Convertible Preferred Stock for aggregate net proceeds of approximately $10.9 million between July 2016 and October 2016.

The above steps substantially lowered the Company’s potential cash exposure. Additionally, the Company is able to control cash spending on its exploration activities. As a result, as of the date of the issuance of these financial statements, the Company believes its current cash position and plans have alleviated substantial doubt about its ability to sustain operations for at least one year from the issuance of these consolidated financial statements.

Use of Estimates and Assumptions

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet, and revenues and expenses for the period then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to valuation of mineral rights, stock-based compensation, the fair value of common stock issued and the valuation of deferred tax assets and liabilities.

F-7

GOLD KING CORP. AND SUBSIDIARY

(FORMERLY KNOWN AS U.S. GOLD CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2017 AND 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. At April 30, 2017 and 2016, the Company did not have any cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s accounts at this institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At April 30, 2017 and 2016, the Company had bank balances exceeding the FDIC insurance limit on interest bearing accounts. To reduce its risk associated with the failure of such financial institutions, the Company evaluates at least annually the rating of the financial institutions in which it holds deposits.

Fair Value of Financial Instruments

The Company adopted Accounting Standards Codification (“ASC”) ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied in accordance with accounting principles generally accepted in the United States of America that requires the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (“FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The carrying amounts reported in the consolidated balance sheets for cash, accounts payable and accrued liabilities approximate their estimated fair values based on the short-term maturity of these instruments. The carrying amount of the note payable – related party and the advances from a related party approximate its fair value based on similar terms afforded like-kind transactions.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not record any impairment losses during the years ended April 30, 2017 and 2016.

F-8

GOLD KING CORP. AND SUBSIDIARY

(FORMERLY KNOWN AS U.S. GOLD CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2017 AND 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Mineral Rights

Costs of lease, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. The Company expenses all mineral exploration costs as incurred as it is still in the exploration stage. If the Company identifies proven and probable reserves in its investigation of its properties and upon development of a plan for operating a mine, it would enter the development stage and capitalize future costs until production is established.

When a property reaches the production stage, the related capitalized costs are amortized on a units-of-production basis over the proven and probable reserves following the commencement of production. The Company assesses the carrying costs of the capitalized mineral properties for impairment under ASC 360-10, “Impairment of long-lived assets”, and evaluates its carrying value under ASC 930-360, “Extractive Activities - Mining”, annually. An impairment is recognized when the sum of the expected undiscounted future cash flows is less than the carrying amount of the mineral properties. Impairment losses, if any, are measured as the excess of the carrying amount of the mineral properties over its estimated fair value.

To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all exploration costs are being expensed.

ASC 930-805, “Extractive Activities-Mining: Business Combinations” (“ASC 930-805”), states that mineral rights consist of the legal right to explore, extract, and retain at least a portion of the benefits from mineral deposits. Mining assets include mineral rights. Acquired mineral rights are considered tangible assets under ASC 930-805. ASC 930-805 requires that mineral rights be recognized at fair value as of the acquisition date. As a result, the direct costs to acquire mineral rights are initially capitalized as tangible assets. Mineral rights include costs associated with acquiring patented and unpatented mining claims.

ASC 930-805 provides that in measuring the fair value of mineral assets, an acquirer should take into account both:

●	The value beyond proven and probable reserves (“VBPP”) to the extent that a market participant would include VBPP in determining the fair value of the assets.

●	The effects of anticipated fluctuations in the future market price of minerals in a manner that is consistent with the expectations of market participants.

Share-Based Compensation

Share-based compensation is accounted for based on the requirements of ASC 718, “Compensation – Stock Compensation” (“ASC 718”) which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). ASC 718 also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. Pursuant to ASC 505, “Equity – Equity Based Payments to Non-Employees” (“ASC 505-50”), for share-based payments to consultants and other third-parties, compensation expense is determined at the measurement date which is the grant date. Until the measurement date is reached, the total amount of compensation expense remains uncertain.

F-9

GOLD KING CORP. AND SUBSIDIARY

(FORMERLY KNOWN AS U.S. GOLD CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2017 AND 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

Recent Accounting Pronouncements

In August 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-15, “Presentation of Financial Statements—Going Concern” (“ASU No. 2014-15”). The provisions of ASU No. 2014-15 require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company’s adoption of ASU 2015-17 did not have a material impact on the Company’s consolidated financial statements.

F-10

GOLD KING CORP. AND SUBSIDIARY

(FORMERLY KNOWN AS U.S. GOLD CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2017 AND 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In November 2015, FASB issued ASU 2015-17, “Balance Sheet Classification of Deferred Taxes” (“ASU 2015-17”), which requires entities to present deferred tax assets and deferred tax liabilities as noncurrent in a classified balance sheet. ASU 2015-17 simplifies the current guidance in ASC Topic 740, “Income Taxes”, which requires entities to separately present deferred tax assets and liabilities as current and noncurrent in a classified balance sheet. ASU 2015-17 is effective for fiscal years beginning after December 15, 2016, and interim periods within those annual periods.

Early adoption is permitted for all entities as of the beginning of an interim or annual reporting period. The Company does not expect the impact of ASU 2015-17 to be material on the Company’s consolidated financial statements.

In February 2016, FASB issued ASU 2016-02, “Leases” (Topic 842). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. The new guidance will be effective for fiscal years beginning after December 15, 2018, and interim periods within those annual periods and is applied retrospectively. Early adoption is permitted. The Company does not believe the guidance will have a material impact on its consolidated financial statements.

In March 2016, FASB issued ASU 2016-09, “Compensation - Stock Compensation (Topic 718)” (“ASU 2016-09”) as part of FASB’s simplification initiative focused on improving areas of GAAP for which cost and complexity may be reduced while maintaining or improving the usefulness of information disclosed within the financial statements. ASU 2016-09 focuses on simplification specifically with regard to share-based payment transactions, including income tax consequences, classification of awards as equity or liabilities and classification on the statement of cash flows. The guidance in ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted. The Company does not believe the guidance will have a material impact on its consolidated financial statements.

In August 2016, FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the FASB Emerging Issues Task Force)” (“ASU 2016-15”). ASU 2016-15 addresses the following eight specific cash flow issues: Debt prepayment or debt extinguishment costs; settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate-owned life insurance policies (including bank-owned life insurance policies); distributions received from equity method investees; beneficial interests in securitization transactions; and separately identifiable cash flows and application of the predominance principle. This guidance will be effective for the Company on January 1, 2018. The Company does not believe the guidance will have a material impact on its consolidated financial statements.

In November 2016, the FASB issued ASU 2016-18 “Statement of Cash Flows (Topic 230): Restricted Cash,” or ASU 2016-18. ASU 2016-18 is intended to clarify how entities present restricted cash in the statement of cash flows. The guidance requires entities to show the changes in the total of cash and cash equivalents and restricted cash in the statement of cash flows. As a result, entities will no longer present transfers between cash and cash equivalents and restricted cash in the statement of cash flows. When cash and cash equivalents and restricted cash are presented in more than one line item on the balance sheet, the new guidance requires a reconciliation of the totals in the statement of cash flows to the related captions in the balance sheet. This reconciliation can be presented either on the face of the statement of cash flows or in the notes to the financial statements. ASU 2016-18 is effective for fiscal years beginning after December 15, 2017 and is to be applied retrospectively. Early adoption is permitted, including adoption in an interim period. The Company early adopted ASU 2016-18 for the three month period-ended March 31, 2017 and its adoption did not have a material impact on the Company’s consolidated financial statements.

F-11

GOLD KING CORP. AND SUBSIDIARY

(FORMERLY KNOWN AS U.S. GOLD CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2017 AND 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In January 2017, the FASB issued ASU No. 2017-4, Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which eliminates Step 2 from the goodwill impairment test. When an indication of impairment was identified after performing the first step of the goodwill impairment test, Step 2 required that an entity determine the fair value at the impairment testing date of its assets and liabilities (including unrecognized assets and liabilities) using the same procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination.

Under the amendments in ASU No. 2017-4, an entity would perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying value. An entity would recognize an impairment charge for the amount by which the carrying value exceeds the reporting unit’s fair value.

In addition, an entity must consider income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. A public business entity that is a SEC filer should adopt the amendments in ASU No. 2017-4 for its annual, or any interim, good will impairment tests in fiscal years beginning after December 15, 2019. The Company is currently in the process of assessing the impact the adoption of this guidance will have on the Company’s consolidated financial statements.

In July 2017, the FASB issued ASU 2017-11 “Earnings Per Share (Topic 260). The amendments in the update change the classification of certain equity-linked financial instruments (or embedded features) with down round features. The amendments also clarify existing disclosure requirements for equity-classified instruments. For freestanding equity-classified financial instruments, the amendments require entities that present earnings per share (“EPS”) in accordance with Topic 260, Earnings Per Share, to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features would be subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). For public business entities, the amendments in Part I of this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company does not believe the guidance will have a material impact on its consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 — MINERAL RIGHTS

Copper King Project

The mineral properties consist of the Copper King gold and copper development project located in the Silver Crown Mining District of southeast Wyoming (the “Copper King Project”) and certain unpatented mining claims in Meagher County Montana. On July 2, 2014, the Company entered into an Asset Purchase Agreement whereby the Company acquired certain mining leases and other mineral rights comprising the Copper King project and certain unpatented mining claims located in Montana. Pursuant to the Asset Purchase Agreement, the purchase price was (a) cash payment in the amount of $1.5 million and (b) closing shares calculated at 50% of the issued and outstanding shares of the Company’s common stock and valued at $1.5 million. The Company issued 5,000 shares of the Company’s common stock to the seller (see Note 5).

F-12

GOLD KING CORP. AND SUBSIDIARY

(FORMERLY KNOWN AS U.S. GOLD CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2017 AND 2016

In accordance with ASC 360-10, “Property, Plant, and Equipment”, assets are recognized based on their cost to the acquiring entity, which generally includes the transaction costs of the asset acquisition. Accordingly, the Company recorded a total cost of the acquired mineral properties of $3,091,738 which includes the purchase price ($3,000,000) and related transaction cost.

NOTE 3 — MINERAL RIGHTS (continued)

Keystone Project

The Company, through its wholly-owned subsidiary, U.S. Gold Acquisition, Inc., acquired the mining claims comprising the Keystone Project on May 27, 2016 from Nevada Gold Ventures, LLC (“Nevada Gold”) and Americas Gold Exploration, Inc. (collectively the “Sellers”) under the terms of the Purchase and Sale Agreement (the “ Purchase and Sale Agreement). At the time of purchase, the Keystone Project consisted of 284 unpatented lode mining claims situated in Eureka County, Nevada. The purchase price for the Keystone Property consisted of the following: (a) cash payment in the amount of $250,000, (b) the closing shares which is equivalent to 5,550,000 shares of the Company’s common stock and (c) an aggregate of 2,777,500 five-year options to purchase shares of the Company’s common stock at an exercise price of 0.30 per share.

The Company valued the common shares at the fair value of $555,000 or $0.10 per common share based on the contemporaneous sale of its preferred stock in a private placement at $0.10 per common share. The 2,777,500 options were valued at $184,968 (see Note 5). The options shall vest over a period of two years whereby 1/24 of the options shall vest and become exercisable each month for the next 24 months. The options are non-forfeitable and are not subject to obligations or service requirements.

Accordingly, the Company recorded a total cost of the acquired mineral properties of $1,028,885 which includes the purchase price ($989,968) and related transaction cost ($38,917).

Some of the Keystone claims are subject to pre-existing net smelter royalty (“NSR”) obligations. In addition, under the terms of the Purchase and Sale Agreement, Nevada Gold retained additional NSR rights of 0.5% with regard to certain claims and 3.5% with regard to certain other claims. Under the terms of the Purchase and Sale Agreement, the Company may buy down one percent (1%) of the royalty from Nevada Gold at any time through the fifth anniversary of the closing date for $2,000,000. In addition, the Company may buy down an additional one percent (1%) of the royalty anytime through the eighth anniversary of the closing date for $5,000,000.

As of the date of these consolidated financial statements, the Company has not established any proven or probable reserves on its mineral properties and has incurred only acquisition costs and exploration costs.

Mineral properties consisted of the following:

	April 30, 2017	April 30, 2016
Copper King project	$3,091,738	$3,091,738
Keystone project	1,028,885	-
Total	$4,120,623	$3,091,738

As of April 30, 2017 and 2016, based on management’s review of the carrying value of mineral rights, management determined that there is no evidence that the cost of these acquired mineral rights will not be fully recovered and accordingly, the Company has determined that no adjustment to the carrying value of mineral rights was required.

F-13

GOLD KING CORP. AND SUBSIDIARY

(FORMERLY KNOWN AS U.S. GOLD CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2017 AND 2016

NOTE 4 — RELATED PARTY TRANSACTIONS

The principal stockholder of the Company, Copper King LLC, from time to time, provided advances to the Company for working capital purposes. These advances were non-interest bearing and due on demand. The Company paid back this related party advances in August 2016. At April 30, 2017 and 2016, the Company had a payable to the principal stockholder of the Company of $0 and $123,624, respectively.

On April 19, 2016, the Company issued a 5% Unsecured Promissory Note due July 1, 2016 to the principal stockholder of the Company, Copper King LLC in the amount of $285,000. This promissory note does not contain any conversion features. In August 2016, the Company paid back the principal amount of the note together with the accrued interest for a total of $289,710. At April 30, 2017 and 2016, the outstanding principal amount of the note was $0 and $285,000, respectively.

Accounts payable to related parties as of April 30, 2017 and 2016 was $2,431 and $42,466, respectively, and were reflected as accounts payable and accrued liabilities – related parties in the accompanying consolidated balance sheets. The related parties consisted of Copper King LLC and the managing partner of Copper King LLC.

NOTE 5 — STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized within the limitations and restrictions stated in the Amended and Restated Articles of Incorporation to provide by resolution or resolutions for the issuance of 50,000,000 shares of Preferred Stock, par value $0.0001 per share in such series and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the Company’s Board of Directors establish.

Series A Convertible Preferred Stock

On April 6, 2016, the Company designated 20,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”). Each share of Series A Preferred Stock is convertible into shares of the Company’s common stock with a stated value of $500 per share and an initial conversion price of $0.20 per share of common stock, subject to adjustment in the event of stock split, stock dividends, and recapitalization or otherwise. The holders of the Series A Preferred Stock will vote on an as-converted basis on all matters on which the holders of the common stock have a right to vote. On June 21, 2016, the Board of Directors of the Company approved to lower the conversion price to $0.16666 and to increase the number of authorized shares to 23,000 Series A Preferred Stock.

The Series A Preferred Stock does not contain any redemption provision. The Series A Preferred Stock are entitled to a liquidation preference equal to the par value of $0.0001, prior to any payments in respect of the common stock, Series B Preferred Stock, and Series C Preferred Stock.

On April 8, 2016, the Company entered into a consulting agreement with a consultant who will serve as the exclusive placement agent in connection with the private placement sale of the Company’s common stock and warrants. The Company shall pay the consultant the following: (a) 10% of the gross proceeds raised from investors introduced by the consultant plus non-allocable expense reimbursement equal to 2% of the gross amount raised (b) Warrants equal to 10% of the securities sold in the private placement and (c) out-of-pocket expenses incurred in connection with this services. The consultant shall also provide financial advisory services for a term of six months.

F-14

GOLD KING CORP. AND SUBSIDIARY

(FORMERLY KNOWN AS U.S. GOLD CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2017 AND 2016

On July 6, 2016, the Company issued 2,334 shares of Series A Preferred Stock (convertible into 7,000,000 common shares) to this Placement Agent for certain financial advisory services rendered during the three months ended July 31, 2016. Accordingly, the Company valued these common shares at the fair value of $700,000 or $0.10 per common share based on the sale of its preferred stock in a private placement at $0.10 per common share and has recognized stock based consulting of $700,000 during the year ended April 30, 2017.

NOTE 5 — STOCKHOLDERS’ EQUITY (continued)

Series B Convertible Preferred Stock

On May 26, 2016, the Company designated 600,000 shares of Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”). Each share of Series B Preferred Stock is convertible into shares of the Company’s common stock with a stated value of $1 per share and conversion price of $0.10 per share of common stock, subject to adjustment in the event of stock split, stock dividends, and recapitalization or otherwise. The holders of the Series B Preferred Stock will vote on an as-converted basis on all matters on which the holders of the common stock have a right to vote. The Series B Preferred Stock does not contain any redemption provision. The Series B Preferred Stock are entitled to a liquidation preference equal to the par value of $0.0001, prior to any payments in respect of the common stock and Series C Preferred Stock, but not before payments in respect of the Company’s Series A Preferred Stock.

On May 27, 2016, the Company issued 560,015 shares of its Series B Convertible Preferred Stock, convertible into 5,600,150 shares of its common stock, for $560,015. The Company received net proceeds of $552,440 after legal fees and related private placement expenses.

Series C Convertible Preferred Stock

In July 2016, the Company designated 5,000,000 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”). Each share of Series C Preferred Stock is convertible into shares of the Company’s common stock with a stated value of $2.20 per share and conversion price of $0.22 per share of common stock, subject to adjustment in the event of stock split, stock dividends, and recapitalization or otherwise. The holders of the Series C Preferred Stock will vote on an as-converted basis on all matters on which the holders of the common stock have a right to vote. The Series C Preferred Stock does not contain any redemption provision. The Series C Preferred Stock are entitled to a liquidation preference equal to the par value of $0.0001, prior to any payments to holders of (i) any other class or series of capital stock whose terms expressly provide that the holders of preferred shares should receive preferential payment with respect to such distribution and (ii) the common stock. On October 5, 2016, the Board of Directors of the Company approved to increase the number of authorized shares to 5,500,000 shares of Series C Preferred Stock.

On July 29, 2016, the Company completed a private placement to several investors for the purchase of 2,156,688 shares of the Company’s Series C Convertible Preferred Stock for aggregate net proceeds of approximately $4.06 million. The purchase price of one share of Series C Preferred Stock was $2.20.

On August 10, 2016, the Company completed a private placement to several investors for the purchase of 1,993,851 shares of the Company’s Series C Convertible Preferred Stock for aggregate net proceeds of approximately $3.84 million. The purchase price of one share of Series C Preferred Stock was $2.20.

On August 31, 2016, the Company completed a private placement to several investors for the purchase of 849,445 shares of the Company’s Series C Convertible Preferred Stock for aggregate net proceeds of approximately $1.63 million. The purchase price of one share of Series C Preferred Stock was $2.20.

On October 6, 2016, the Company completed a private placement to several investors for the purchase of 428,309 shares of the Company’s Series C Convertible Preferred Stock for aggregate net proceeds of approximately $824,000. The purchase price of one share of Series C Preferred Stock was $2.20.

F-15

GOLD KING CORP. AND SUBSIDIARY

(FORMERLY KNOWN AS U.S. GOLD CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2017 AND 2016

In connection with these four private placements above, the Company received gross proceeds of approximately $11.9 million. Additionally, certain Financial Industry Regulatory Authority (“FINRA”) broker-dealers acted on behalf of the Company and were paid aggregate cash commissions of approximately $1,458,000 and also paid legal fees and related private placement expenses of approximately $171,000 for a total net proceeds of approximately $10.3 million from these private placements.

NOTE 5 — STOCKHOLDERS’ EQUITY (continued)

The Company granted 5 year warrants to acquire an aggregate of 5,428,309 shares of common stock at an exercise price of $0.22 to a certain FINRA broker-dealer who acted on behalf of the Company.

Common Stock

On April 6, 2016, the Company issued 20,000 shares of the Company’s Series A Convertible Preferred Stock in exchange for the cancellation of 10,000 shares of the Company’s common stock. The 20,000 shares of the Company’s Series A Preferred Stock are convertible into 60,000,000 shares of common stock.

On April 14, 2016, the Company entered into an employment agreement and issued 2,500,000 shares of the Company’s common stock to the Chief Executive Officer of the Company. The Company valued these common shares at the fair value of $250,000 or $0.10 per common share based on the sale of its preferred stock in a private placement at $0.10 per common share. In connection with the issuance of these common shares, the Company recorded stock based compensation of $250,000 for the year ended April 30, 2016.

On May 18, 2016, the Company issued an aggregate of 750,000 shares of the Company’s common stock to the Chief Operating Officer and a director of the Company for services rendered to the Company. These shares vested immediately on the date of issuance. The Company valued these common shares at the fair value of $75,000 or $0.10 per common share based on the sale of its preferred stock in a private placement at $0.10 per common share. In connection with the issuance of these common shares, the Company recorded stock based compensation of $75,000 for the year ended April 30, 2017.

On May 18, 2016, the Company issued 1,500,000 shares of the Company’s common stock to a consultant in connection with a one year consulting agreement. The Company valued these common shares at the fair value of $150,000 or $0.10 per common share based on the sale of its preferred stock in a private placement at $0.10 per common share. In connection with the issuance of these common shares, the Company recorded stock based compensation of $137,500 for the year ended April 30, 2017 and prepaid expense of $12,500 as of April 30, 2017.

Additional Paid In Capital

During the years ended April 30, 2017 and 2016, a principal stockholder contributed working capital of $0 and $12,240, respectively, which has been included in additional paid in capital.

F-16

GOLD KING CORP. AND SUBSIDIARY

(FORMERLY KNOWN AS U.S. GOLD CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2017 AND 2016

NOTE 5 — STOCKHOLDERS’ EQUITY (continued)

Stock Options

A summary of the Company’s outstanding stock options as of April 30, 2017 and changes during the period then ended are presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at April 30, 2016	—	$—	—
Granted	2,777,500	0.30	5.0
Exercised	—	—	—
Forfeited	—	—	—
Cancelled	—	—	—
Balance at April 30, 2017	2,777,500	0.30	4.08

Options exercisable at end of period	1,273,021	$0.30
Options expected to vest	1,504,479	$0.30
Weighted average fair value of options granted during the period		$0.07

During the year ended April 30, 2016, no options were granted, exercised or forfeited. On May 27, 2016, in connection with the Purchase and Sale Agreement related to the acquisition of the Keystone Property, the Company granted to the Sellers an aggregate of 2,777,500 five-year option to purchase shares of the Company’s common stock at an exercise price of 0.30 per share. The options shall vest over a period of two years whereby 1/24 of the options shall vest and become exercisable each month for the next 24 months. The 2,777,500 options were valued on the grant date at approximately $0.07 per option or a total of $184,968 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.10 per share (based on the sale of its preferred stock in a private placement at $0.10), volatility of 112% (based from volatilities of similar companies), expected term of 5 years, and a risk free interest rate of 1.39%. The options are non-forfeitable and are not subject to obligations or service requirements. The fair value of the options was included in the acquisition cost of the Keystone Project (see Note 3).

NOTE 6 — NET LOSS PER COMMON SHARE

Net loss per common share is calculated in accordance with ASC 260, “Earnings Per Share”. Basic loss per share is computed by dividing net loss available to common stockholder, by the weighted average number of shares of Common Stock outstanding during the period. The following were excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact on the Company’s net loss. In periods where the Company has a net loss, all dilutive securities are excluded.

	April 30, 2017	April 30, 2016
Common stock equivalents:
Stock options	2,777,500	-
Stock warrants	5,428,309	-
Convertible preferred stock	126,883,237	-
Total	135,089,046	-

F-17

GOLD KING CORP. AND SUBSIDIARY

(FORMERLY KNOWN AS U.S. GOLD CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2017 AND 2016

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Mining Leases

The Copper King property position consists of two State of Wyoming Metallic and Non-metallic Rocks and Minerals Mining Leases. These leases were assigned to the Company in July 2014 through the acquisition of the Copper King project.

The Company’s rights to the Copper King Project arise under two State of Wyoming mineral leases:

1) State of Wyoming Mining Lease No. 0-40828 consisting of 640 acres.

2) State of Wyoming Mining Lease No. 0-40858 consisting of 480 acres.

Lease 0-40828 was renewed in February 2013 for a second ten-year term and Lease 0-40858 was renewed for its second ten-year term in February 2014. Each lease requires an annual payment of $2.00 per acre. In connection with the Wyoming Mining Leases, the following production royalties must be paid to the State of Wyoming, although once the project is in operation, the Board of Land Commissioners has the authority to reduce the royalty payable to the State:

FOB Mine Value per Ton	Percentage Royalty
$00.00 to $50.00	5%
$50.01 to $100.00	7%
$100.01 to $150.00	9%
$150.01 and up	10%

The future minimum lease payments under these mining leases are as follows:

2018	$2,240
2019	2,240
2020	2,240
2021	2,240
2022	2,240
Thereafter	3,200
$14,400

The Company may renew the lease for another third ten-year term which will require an annual payment of $3.00 per acre and then $4.00 per acre thereafter.

F-18

GOLD KING CORP. AND SUBSIDIARY

(FORMERLY KNOWN AS U.S. GOLD CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2017 AND 2016

NOTE 7 — COMMITMENTS AND CONTINGENCIES (continued)

Executive Employment Agreements

On April 12, 2016, the Company entered into an employment agreement with its Chief Executive Officer, Mr. Edward Karr. The initial term of the Agreement is for two years ending on April 30, 2018, with automatic renewals for successive one year terms unless terminated by written notice at least 90 days prior to the expiration of the term. Mr. Karr is to receive a base salary of $250,000 per year. The Agreement calls for a bonus of $250,000 to be awarded upon meeting a certain milestone goal which is concluding a financing of at least $10,000,000, a minimum of $2,500,000 of which must come from foreign investors. The bonus may be paid in cash, stock, or a combination thereof in the discretion of the board. Any bonus for a calendar year shall be subject to Mr. Karr’s continued employment with the Company through the end of the calendar year in which it is earned and shall be paid after the conclusion of the calendar year in accordance with the Company’s regular bonus payment policies in the year following the year with respect to which the bonus relates, and in any case not later than two and one half (2-1/2) months following the end of the year with respect to which a bonus is earned. In January 2017, the Company paid the $250,000 in connection with his bonus compensation for calendar year 2016.

The Company’s former Chief Operating Officer, Mr. David Rector, is employed under an Executive Employment Agreement dated Apri1 14, 2016. The initial term of the Agreement is for one year, with automatic renewals for successive one year terms unless terminated by written notice at least 30 days prior to the expiration of the term. Mr. Rector is to receive a base salary of $15,000 per month. The agreement calls for a bonus in an amount up to the amount of the base salary, to be awarded in the discretion of the board of directors and to be paid in cash, stock, or a combination thereof in the discretion of the board.

On June 27, 2016, the Company entered into an employment agreement with its Chief Geologist, Mr. David Mathewson. The initial term of the Agreement is for one year, with automatic renewals for successive one year terms unless terminated by written notice at least 30 days prior to the expiration of the term by either party. Mr. Mathewson is to receive a base salary of $200,000 per year. The base salary shall be payable as follows: (a) 25% of the base salary shall be payable in equal monthly cash installments and (b) the remaining 75% of the base salary shall be payable in equal monthly installments in the form of common stock of the Company. Each installment of common stock shall be issued on the first business day of the months and shall be valued at the market price on the trading day immediately prior to the date of issuance. Market price is the closing bid price on the principal securities exchange or trading market. Mr. Mathewson shall be entitled to receive bonus to be paid in cash, stock, or a combination thereof and equity awards.

Operating Lease

In September 2016, the Company amended its lease agreement in connection with its corporate facility in Elko, Nevada under operating leases for a period of 9 months commencing in October 2016 and expiring in June 2017. The Company shall pay a monthly base rent of $1,420 plus a pro rata share of operating expenses. Rent expense amounted to $13,575 for the year ended April 30, 2017.

F-19

GOLD KING CORP. AND SUBSIDIARY

(FORMERLY KNOWN AS U.S. GOLD CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2017 AND 2016

Merger Agreement

On June 13, 2016, the Company and Dataram entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Dataram’s wholly-owned subsidiary, Dataram Acquisition Sub, Inc., a Nevada corporation (“Acquisition Sub”), Upon closing of the transactions contemplated under the Merger Agreement (the “Merger”), the Company will merge with and into Acquisition Sub with the Company as the surviving corporation.

NOTE 7 — COMMITMENTS AND CONTINGENCIES (continued)

The closing of the Merger is subject to customary closing conditions, including, among other things:

●	the approval of Dataram’s shareholders holding a majority of the Dataram’s outstanding voting capital to issue the Merger Consideration (as defined below) pursuant to the continued listing standards of The NASDAQ Stock Market LLC;

●	the approval of the Dataram’s shareholders holding a majority of Dataram’s outstanding voting capital to increase the number of shares of authorized common stock;

●	the closing by the Company of a financing pursuant to which it receives at least $3 million in net proceeds from the sale of its securities (the “U.S. Gold Financing”);

●	the closing by the Company of the acquisition of certain mining claims related to a gold development project in Eureka County, Nevada (the “Keystone Project”);

●	the receipt by Dataram of a fairness opinion with respect to the Merger and the Merger Consideration; and

●	the Dataram’s Board of Directors shall have declared, as a special dividend, a right entitling each stockholder as of a record date (which shall be no less than five business days prior to the closing of the Merger) to a proportionate ownership interest, record or beneficial, equal to their ownership interest in Dataram, of certain pre-Merger Dataram assets or the proceeds therefrom, as, when and if Dataram’s Board of Directors elects to divest such assets within 18 months from the closing of the Merger.

Pursuant to the terms and conditions of the Merger Agreement, at the closing of the Merger, the holders of the Company’s common stock, Series A Preferred Stock and Series B Preferred Stock will be converted into the right to receive shares of Dataram’s common stock, par value $0.001 per share (the “Common Stock”) or, at the election of the Company’s stockholder, shares of Dataram’s newly designated 0% Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock), which are convertible into shares of Common Stock (collectively, the “Merger Consideration”). On July 6, 2016, Dataram filed a certificate of amendment to its Articles of Incorporation with the Secretary of State of Nevada in order to effectuate a reverse stock split of the Dataram’s issued and outstanding Common Stock per share on a one (1) for three (3) basis, effective on July 8, 2016. Subsequently, on May 3, 2017, Dataram filed another certificate of amendment (the “Amendment”) to its Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada in order to effectuate a reverse stock split of the Company’s issued and outstanding Common Stock on a one for four basis. The reverse stock split became effective with NASDAQ at the open of business on May 8, 2017. The par value and other terms of the Company’s common stock were not affected by the reverse stock split. As a result of the reverse stock split, every four shares of the Company’s pre-reverse stock split common stock were combined and reclassified into one share of Dataram’s common stock.

F-20

GOLD KING CORP. AND SUBSIDIARY

(FORMERLY KNOWN AS U.S. GOLD CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2017 AND 2016

The Merger Consideration shall be allocated as follows and is presented below in terms of Dataram’s Common Stock and reflects the effect of the 1 for 4 Reverse Stock Split in May 2017:

●	1,083,543 shares of Dataram’s Common Stock shall be issued to certain holders of the Company’s Series A Preferred Stock;

●	466,678 shares of Dataram’s Common Stock shall be issued to the holders of the Company’s Series B Preferred Stock;

●	37,879 shares of the Dataram’s Common Stock were issued to certain members of the Company’s management;

●

45,000.18 shares of Dataram’s newly designated Series C Convertible Preferred Stock, par value $0.001 per share, convertible into an aggregate of 4,500,180 shares of Dataram’s Common Stock that were to be issued to certain holders of the Company’s Series A Preferred Stock;

NOTE 7 — COMMITMENTS AND CONTINGENCIES (continued)

●	4,523,589 shares of Dataram’s Common Stock and warrants to purchase up to 452,359 shares of Dataram’s Common Stock shall be issued to the holders of the Company’s Series C Preferred Stock;

●	462,500 shares of Dataram’s Common Stock shall be issued to the holders of the Company’s common stock issued in connection with the closing of the acquisition of the Keystone Project;

●

395,833 shares of Dataram’s Common Stock shall be issued to certain incoming officers and consultants of the Company pursuant to a shareholder approved equity incentive plan of Dataram (the “Management Shares”);

●	231,458 of Dataram’s options shall be issued to the holders of the Company’s outstanding stock options issued in connection with the closing of the acquisition of the Keystone Project; and

●	452,359 five-year cashless warrants with an exercise price of $2.64 per share were issued to Laidlaw & Company (UK) Ltd. who acted as a broker dealer.

On May 23, 2017, the Company closed the Merger with Dataram. Immediately following the effective time of the Merger, the Company’s shareholders are expected to own approximately 90.5% of the outstanding capital stock of Dataram.

The Company’s Chief Executive Officer and Director, Mr. Edward Karr, also serves as a member of the Board of Directors of Dataram.

Additionally, in April 2017, the Company issued a 9% Convertible Promissory Note due October 13, 2017 to Dataram in the amount of $250,000. The conversion price shall equal to 95% of the average lowest three closing bid prices during the ten day period prior to conversion date. Accrued interest receivable amounted to $1,048 as of April 30, 2017.

NOTE 8 - INCOME TAXES

The Company has a net operating loss carryforward for tax purposes totaling $3,407,557 at April 30, 2017, and such net operating loss carryforward shall begin to expire in year 2034. In the event of an ownership change, the future use of some or all of the net operating loss carryforward will be limited by Internal Revenue Code Section 382. The Company’s operating location is located in the state of Nevada which does not impose state income tax on corporations.

F-21

GOLD KING CORP. AND SUBSIDIARY

(FORMERLY KNOWN AS U.S. GOLD CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2017 AND 2016

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows:

	For the Year Ended April 30, 2017	For the Year Ended April 30, 2016
Tax benefit computed at “expected” statutory rate	$(1,410,477)	$(138,446)
Non-deductible expenses: Stock-based compensation	310,250	85,000
Increase in valuation allowance	1,100,227	53,446
Net income tax benefit	$—	$—

NOTE 8 - INCOME TAXES (continued)

The Company has a deferred tax asset which is summarized as follows at:

Deferred tax assets:

	April 30, 2017	April 30, 2016
Net operating loss carryover	$1,158,569	$58,342
Less: valuation allowance	(1,158,569)	(58,342)
Net deferred tax asset	$—	$—

The table below summarizes the differences between the Companies’ effective tax rate and the statutory federal rate as follows for the years ended:

	April 30, 2017	April 30, 2016

Computed “expected” tax expense (benefit)	(34.0)%	(34.0)%
State income taxes	0%	0%
Permanent differences	7.0%	21.0%
Change in valuation allowance	27.0%	13.0%

Effective tax rate	0.0%	0.0%

After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance at April 30, 2017, due to the uncertainty of realizing the deferred income tax assets. The valuation allowance was increased by $1,100,227 and $53,446 in the years ended April 30, 2017 and 2016, respectively. The Company’s 2016, 2015 and 2014 tax years remain open to examination by the Internal Revenue Service (“IRS”). The IRS has the authority to examine those tax years until the applicable statute of limitations expire.

NOTE 9 — SUBSEQUENT EVENTS

On May 23, 2017, the Company closed the Merger with Dataram. Immediately following the effective time of the Merger, the Company’s shareholders are expected to own approximately 90.5% of the outstanding capital stock of Dataram (see Note 7).

On June 9, 2017, the Company filed a certificate of amendment to its articles of incorporation with the Secretary of State of Nevada in order to change its name to Gold King Corp.

F-22